CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Variable Annuity Trust

We consent to the use of our report, dated February 27, 2009, for the Evergreen VA Diversified Income Builder Fund, a series of the Evergreen Variable Annuity Trust, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 10, 2009